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SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12
THE WASHINGTON CORPORATION
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box)
☐	No fee required
☒	Fee computed on table below per Exchange Act Rules 14a-6(i) and 0-11.
1/50th of 1% of the aggregate of cash and other property to be received by the registrant in connection with the sale of assets described herein:
0.02 × 0.01 × $1,000,000.00 = $200.00
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1) Amount Previously Paid: (2) Form, Schedule or Registration No.: (3) Filing Party: (4) Date Filed:

THE WASHINGTON CORPORATION
4421 CHESTNUT STREET
BETHESDA, MARYLAND 20814-4738
(301) 657-3640
                        , 2003

Dear Washington Corporation Stockholder:

        We invite you to attend a special meeting of stockholders of The Washington Corporation (TWC) to be held at the offices of Holland & Knight LLP, 2099 Pennsylvania Ave., N.W., Suite 100, Washington, DC 20006 on June 27, 2003, at 2:30 p.m.

        At the special meeting, we will ask you to approve the following two proposals:

        1. the sale of various real estate interests owned by TWC which sale is deemed to constitute the sale of substantially all of TWC's assets (Sale of Assets); and

        2. a plan of liquidation of TWC, pursuant to which we intend to: (1) sell our last remaining real estate interest known as the Arlington Square Project (Arlington Square); (2) sell any other remaining assets for cash; (3) pay or provide for our liabilities and expenses; (4) distribute the net proceeds of the liquidation to our Class A Common Stock holders; and (5) wind up our operations and eventually dissolve (Plan of Liquidation).

        We entered into a Real Estate Purchase Agreement dated April 28, 2003, which agreement is attached as Exhibit "A" to this Proxy Statement, to sell the majority (in number but not in value) of our assets to K-F Associates, L.C., a Virginia limited liability company, for $1,000,000 in cash. In connection with our Plan of Liquidation, which is attached as Exhibit "B" to this Proxy Statement, we expect to enter into an agreement to sell Arlington Square (which constitutes a substantial majority of the Company's assets in value) for cash in the near future. We cannot complete the Sale of Assets or the Plan of Liquidation unless we obtain the approval of our stockholders, which approval requires the affirmative vote of two-thirds of all the votes entitled to be cast on the matter.

        OUR SOLE DIRECTOR, ADOPTED A RESOLUTION WHICH DECLARES THAT THE SALE OF ASSETS AND THE PLAN OF LIQUIDATION ARE ADVISABLE AND IN THE BEST INTERESTS OF THE CORPORATION. ACCORDINGLY, OUR SOLE DIRECTOR RECOMMENDS THAT YOU VOTE FOR APPROVAL OF EACH PROPOSAL.

        The attached Notice of Stockholders Meeting and Proxy Statement explain the proposals and provide specific information concerning the special meeting. Please read these materials carefully.

        Your vote is important. Whether or not you plan to attend the special meeting, you should complete, sign, date and promptly return the enclosed proxy card to ensure that your shares will be represented at the meeting. If you submit your proxy card and later decide to attend the special meeting to vote in person, you may withdraw your proxy and do so.

        If you have any questions regarding the proposals, please call ADP Investor Communication Services, our proxy solicitors, collect at (631) 254-7400 or William N. Demas, our President, at (301) 657-3640.

Very truly yours,
William N. Demas, President

THESE TRANSACTIONS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF THESE TRANSACTIONS OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

        This Proxy Statement is dated                        , 2003 and we anticipate mailing it to our stockholders on or about                        , 2003.

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

Q:
WHAT AM I BEING ASKED TO VOTE UPON?

A:
At the special meeting, we will ask you to vote upon the following two proposals:

          1. the sale of various real estate interests owned by TWC which sale is deemed to constitute the sale of substantially all of TWC's assets (Sale of Assets); and

          2. a plan of liquidation of TWC, pursuant to which TWC intends to: (1) sell its last remaining real estate interest known as the Arlington Square Project (Arlington Square); (2) sell any other remaining assets for cash; (3) pay or provide for its liabilities and expenses; (4) distribute the net proceeds of the liquidation to the Class A Common Stock holders; and (5) wind up its operations and eventually dissolve (Plan of Liquidation).

Q:
IF I AM A CLASS A COMMON STOCK HOLDER, WHAT WILL I RECEIVE IN THE LIQUIDATION?

A:
The Class A Common Stock holders are entitled generally to an amount per share equal to the total amount of unsecured claims against TWC in its 1992 bankruptcy reorganization plan (Reorganization Plan) that are in excess of $500, divided by the number of outstanding shares of Class A Common Stock (Class A Distribution). Since the amount to be distributed upon the Sale of Assets and liquidation of TWC is well below the amount of the Class A Distribution, holders of Class A Common Stock will receive a pro rata amount of the total amount available for distribution. The liquidation process is more fully explained on page 11 of this Proxy Statement.

Q:
IF I OWN CLASS B COMMON STOCK OR CLASS C COMMON STOCK, WILL I RECEIVE ANY DISTRIBUTIONS UPON THE SALE OF THE ASSETS AND THE LIQUIDATION OF THE CORPORATION?

A:
As a result of the distribution and liquidation preference afforded to holders of the Class A Common Stock pursuant to TWC's Charter, there will not be sufficient cash generated from the Sale of Assets and the liquidation of TWC to make any distributions to the holders of the Class B Common Stock or the Class C Common Stock. The liquidation process is more fully explained on page 11 of this Proxy Statement.

Q:
WHAT ARE THE BOARD'S RECOMMENDATIONS AS TO THE SALE OF ASSETS AND THE PLAN OF LIQUIDATION?

A:
Our sole director, William N. Demas, has adopted a resolution which declares that the Sale of Assets and the Plan of Liquidation are advisable and in the best interests of TWC. Accordingly, our sole director recommends that you vote "FOR" approval of the Sale of Assets and the Plan of Liquidation.

Q:
WHAT VOTE OF STOCKHOLDERS IS REQUIRED TO APPROVE THE PROPOSALS?

A:
Approval of the Sale of Assets and the Plan of Liquidation each requires the affirmative vote of two-thirds of all the votes entitled to be cast on the matter, which vote will include the holders of all of the Class A, Class B, and Class C Common Stock of TWC voting collectively as a single class, except for the shares owned by the President and sole director of TWC, William N. Demas, and former director and current stockholder, Jonathan C. Kinney. Mr. Demas and Mr. Kinney shall abstain from casting votes for their shares. Approval of the Sale of Assets and the Plan of Liquidation requires the vote of 1,123,503 shares in favor of each proposal out of the 1,685,245 shares eligible to vote.

Q:
WHAT DO I NEED TO DO NOW?

A:
You should complete, date and sign your proxy card and mail it in the enclosed return envelope, or vote your shares by internet or telephone, as soon as possible so that your shares may be represented at the special meeting, even if you plan to attend the meeting in person.

Q:
MAY I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A:
Yes. You can change your vote by sending in a later dated, signed proxy card or a written revocation before the special meeting or by attending the special meeting and voting in person. Your attendance at the meeting will not, by itself, revoke your proxy.

Q:
WHAT HAPPENS IF I DO NOT GIVE MY PROXY OR IF I ABSTAIN FROM VOTING?

A:
If you do not give your proxy or do not instruct your broker to vote your shares or if you abstain from voting, it will have the same effect as a vote against the proposals.

Q:
WHAT ARE THE TAX CONSEQUENCES OF THE LIQUIDATION?

A:
The liquidation will be a taxable transaction to you for United States federal income tax purposes. A brief summary of the possible tax consequences to you appears on page 13 of this Proxy Statement. You should consult your tax advisor as to the tax effect of your particular circumstances.

Q:
DO I HAVE APPRAISAL RIGHTS?

A:
Under Maryland law, you will have appraisal rights in connection with the Sale of Assets. However, based on TWC's Charter, which dictates the rights associated with each class of Common Stock in TWC, enforcement of appraisal rights will not likely result in a distribution different from that described in this Proxy Statement. A summary of appraisal rights appears on page 9 of this Proxy Statement.

Q:
WHO CAN HELP ANSWER MY QUESTIONS?

A:
If you have additional questions about the Sale of Assets or the Plan of Liquidation, or would like additional copies of the Proxy Statement, you should call ADP Investor Communication Services, our proxy solicitors, collect at (631) 254-7400 or William N. Demas, President of TWC, at (301) 657-3640.

INTRODUCTION

        This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of The Washington Corporation (TWC), a Maryland corporation to be voted at the Special Meeting of Stockholders of TWC and at any adjournments thereof (Meeting) to be held at the offices of Holland & Knight LLP, 2099 Pennsylvania Ave., N.W., Suite 100, Washington, DC 20006 on June 27, 2003 at 2:30 p.m. The approximate mailing date of this Proxy Statement is                        , 2003.

        The purpose of the Meeting is to consider a proposal to sell substantially all of TWC's assets (Sale of Assets) and a proposal to liquidate and dissolve TWC as set forth in the Plan of Liquidation and Dissolution (Plan of Liquidation) adopted by the sole Director of TWC by written consent in lieu of a special meeting dated April 27, 2003. All properly executed proxies received prior to the Meeting will be voted at the Meeting in accordance with the instructions marked thereon or otherwise as provided therein. Unless instructions to the contrary are marked, executed proxies will be voted FOR approval of the Sale of Assets and the Plan of Liquidation. Any proxy may be revoked at any time prior to the exercise thereof by giving written notice to the President of TWC at the address indicated above or by voting in person at the Meeting.

        The Board of Directors has fixed the close of business on May 15, 2003 as the record date (Record Date) for determining holders of shares of TWC's Common Stock entitled to vote at the Meeting. Each share of TWC's Class A, Class B, and Class C Common Stock will be entitled to one vote for each proposal. On the record date, there were an aggregate of 1,685,245 shares entitled to vote at the Meeting.

BACKGROUND

        TWC buys and sells commercial and residential real estate. On August 16, 1991, TWC commenced bankruptcy proceedings and a reorganization plan was issued on July 14, 1992 pursuant to an order of the United States Bankruptcy Court for the District of Maryland, Rockville Division (Reorganization Plan). The Reorganization Plan required TWC to sell its assets in a controlled and prudent manner. In furtherance of the Reorganization Plan, TWC has entered into an agreement for the Sale of Assets and prepared the Plan of Liquidation, both of which require approval by the stockholders of TWC.

PROPOSALS YOU MAY VOTE ON

Proposal 1.    Sale of Assets

        The first proposal TWC is asking you to vote upon at the Meeting is the sale of substantially all of TWC's assets. TWC has entered into a Real Estate Purchase Agreement dated April 28, 2003 with K-F Associates, L.C., a Virginia limited liability company (Buyer), to sell various parcels of real estate and a five percent (5%) limited partnership interest in Arlington Square Limited Partnership (Sales Agreement). The Sales Agreement provides for a sales price of One Million Dollars ($1,000,000) in cash. TWC estimates it will incur closing costs of $                        in connection with the Sale of Assets transaction. Because the Sales Agreement provides for the sale of substantially all of TWC's assets, Maryland law requires that it be approved by two-thirds of all the votes entitled to be cast on the matter. Approval by the stockholders is also an express condition of the Sales Agreement.

        The Sales Agreement contemplates the sale of the following property interests owned by TWC (Sale Properties):

        Five Percent Interest in Arlington Square.    TWC, directly and through Arlington Square, Inc. (ASI), owns a 74% interest in Arlington Square Limited Partnership (ASLP). ASLP owns 1.07 acres of land and an office building constructed thereon located in Arlington, Virginia known as the Arlington Square Project (Arlington Square). The building, which contains approximately 135,000 gross square feet of space, is leased to an agency of the U.S. Government under a ten year lease expiring in September 2008. During the year ended December 31, 2002, approximately 97% of TWC's revenues were derived from income from Arlington Square. The Sales Agreement provides for the sale of a 5% interest in ASLP. TWC plans to sells its remaining 69% interest in ASLP pursuant to the Plan of Liquidation, discussed below.

        River Oaks.    TWC, through a wholly-owned subsidiary, owns a 100% interest in Four Year Trail Limited Partnership, which owns 16.6 acres of land zoned B-1 for commercial use located in Prince William County, Virginia (River Oaks). River Oaks has been listed for sale since 1992 and the Company has not received any offers to purchase. The Company has no obligations on this property except for the periodic payment of real estate taxes. The Sales Agreement provides for the complete sale of the River Oaks property.

        Fort Washington.    TWC owns a fee simple interest in a parcel of land located in Fort Washington, Pennsylvania, on which a 222-room hotel is built (Fort Washington). Pursuant to a certain Lease Agreement dated March 24, 1974, TWC, as landlord, is paid an annual minimum rent of $66,000, plus one percent of gross room sales, but not less than $1,000 a month. The lease provides that upon termination of the lease on March 29, 2024, the property together with all improvements thereon shall accrue to TWC free and clear of all liens. During 2001 and 2000, the Company recorded revenues of $108,484 and $113,578, respectively under the Fort Washington lease agreement. Test borings on an adjacent property revealed toxic contamination from a previous user of that property. No tests have been performed by the Company on the Fort Washington property. The Sales Agreement provides for the complete sale of Fort Washington.

        Timberlake.    TWC, through wholly-owned subsidiaries, owns 48 acres for future residential development in Charles County, Maryland (Timberlake); however, there is currently no public sewer or water available to the site. The parcels have been subdivided into six lots that could be developed only with the installation of private septic systems and private wells for water. TWC has no plans for the future development of Timberlake because its preliminary site plan was terminated when 313 additional acres TWC also owned were foreclosed upon by a creditor. The Sales Agreement provides for the complete sale of Timberlake.

        Port O-Dumfries.    TWC owns eight townhouse lots totaling approximately 19,346 square feet located in Dumfries, Virginia (Port O-Dumfries). Port-O-Dumfries was acquired through a merger and has been offered for sale since 1979. The Sales Agreement provides for the complete sale of Port O-Dumfries.

        Winchester.    TWC owns 22.22 acres of land zoned for multi-family garden apartments located in Memphis, Tennessee (Winchester). Winchester was acquired through a merger and has been offered for sale since 1979. The Sales Agreement provides for the complete sale of Winchester.

        The Buyer has a forty-five (45) day period subsequent to execution of the Sales Agreement during which the Buyer may conduct title assessments on the Sale Properties (Feasibility Period). The Buyer has the right to terminate the Sales Agreement during the Feasibility Period if the Buyer determines the Sale Properties are not suitable for purchase because of material title defects. Otherwise, the Sales Agreement provides that the Buyer takes the Sale Properties "AS IS," with all latent and patent defects. Neither TWC nor the Buyer is required to pay brokerage commissions under the Sales Agreement. Closing on the Sales Agreement will take place within 30 days after approval of the Sale of Assets by TWC's stockholders and any other remaining contingencies.

Description of the Buyer

        The Buyer is a privately owned Virginia limited liability company and is engaged in the business of real estate investment and management. Its mailing address is K-F Associates, L.C., P. O. Box 559, Great Falls, Virginia 22066-0559. The Buyer's telephone number is 703-757-0700.

Conflicts of Interest

        Until he tendered his resignation on March 14, 2002, Jonathan C. Kinney (Kinney) was a member of TWC's Board of Directors. Kinney has a substantial financial interest in the Buyer, and while Kinney inquired about the sale of the Sale Properties generally, William Demas negotiated the sale and made the decision to recommend the Sale of Assets to the stockholders of TWC without any participation from Kinney. Kinney also currently owns 4,564 shares of Class A Common Stock (approximately 0.28% of Class A) and 523 shares of Class C Common Stock (approximately 1.16% of Class C). Kinney is not eligible to vote any of his shares for the Sale of Assets.

        William N. Demas, the sole director of TWC, owns 7,608 shares of the outstanding Class A Common Stock (approximately 0.45% of Class A) and 8,982 shares of Class C Common Stock (approximately 19.9% of Class C). As a result, he is entitled to receive proceeds in the distributions discussed in the second proposal below. While he approved the Sale of Assets as the sole director of TWC and has recommended that you vote in favor of the Sale of Assets, Mr. Demas is not eligible to vote any of his shares for the Sale of Assets.

Vote Required; Recommendation

        Approval of the Sale of Assets requires the affirmative vote of two-thirds of all the votes entitled to be cast on the matter, which vote will include the holders of all of the Class A, Class B, and Class C Common Stock in TWC voting collectively as a single class, except for the shares owned by the President and sole director of TWC, William N. Demas, and former director and current stockholder, Jonathan C. Kinney. Mr. Demas and Mr. Kinney shall abstain from casting votes for their shares. Approval of the Sale of Assets requires the vote of 1,123,503 shares in favor of the proposal out of the 1,685,245 shares eligible to vote.

        TWC's sole director has adopted a resolution which declares that the Sale of Assets is advisable and in the best interests of TWC. Accordingly, TWC's sole director recommends that you vote "FOR" approval of the Sale of Assets.

Appraisal Rights of Stockholders

        Under Maryland law, if you do not wish to approve the Sale of Assets, you have the right to dissent from the Sale of Assets and to have an appraisal of the fair value of your shares conducted by a Maryland court of competent jurisdiction. Stockholders electing to exercise dissenters' rights must strictly comply with the provisions of Sections 3-202 through 3-213 of the Maryland General Corporation Law to perfect their rights.

        The following is intended as a brief summary of the material provisions of the Maryland statutory procedures required to dissent from the Sale of Assets and perfect a stockholder's appraisal rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Sections 3-203 through 3-213 of the Maryland General Corporation Law.

        If you elect to demand appraisal of your shares, you must satisfy all of the following conditions:

        1.    You must deliver to TWC a written objection to the Sale of Assets before or at the Meeting. Voting against or failing to vote for the Sale of Assets by itself does not constitute a demand for appraisal within the meaning of Section 3-203.

        2.    You must not vote in favor of the Sale of Assets. An abstention or failure to vote will satisfy this requirement, but a vote in favor of the Sale of Assets, by proxy or in person, will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written objections to the Sale of Assets.

        3.    You must make a written demand on TWC for payment of the fair value of your shares within 20 days after the effective date of the Sale of Assets. Your written demand must state the number and class of shares which you own.

        If you fail to comply with any of these conditions, you will have no appraisal rights for your shares of TWC's Common Stock.

        All written objections to the Sale of Assets and demands for appraisal should be addressed to the President of The Washington Corporation at 4421 Chestnut Street, Bethesda, Maryland 20814-4738. All demands for appraisal should be executed by, or on behalf of, the record holder of the shares of TWC Common Stock. The demand must state the identity of the stockholder and the intention of the stockholder to demand appraisal of his or her shares.

        Once you have filed a written demand seeking the fair value of your stock, you may not withdraw the demand without the consent of TWC. In addition, once demand is made, you cease to have any rights of a stockholder, including the right to receive dividends or distributions, if any, payable to TWC's stockholders of record on a record date after the date of the special meeting. Your right will only be restored if:

  •
  the demand for payment is withdrawn;

  •
  a petition for appraisal is not timely filed;

  •
  a court determines that you are not entitled to the relief sought; or

  •
  the Sale of Assets is abandoned.

        After the receipt of a written demand, TWC may send you a written offer to pay what it considers to be the fair value for your common stock. If TWC does make an offer, the offer must be accompanied by a balance sheet and an income statement for TWC.

        If within 50 days after the effective date of the Sale of Assets, you and TWC do not reach an agreement on the value of your shares, either you or TWC may file a petition in any court of competent jurisdiction in Montgomery County, asking the court for a finding and determination of the fair value of your shares. You will be entitled to receive an amount determined by the court as the fair value of your shares as of the close of business on the day the vote at the Meeting, together with interest on such amount up to the date of such judgment by the court. You must surrender your shares in order to receive this payment.

        If TWC abandons the Sale of Assets, your right as a dissenting stockholder to be paid the fair value of your shares will cease.

        In view of the complexity of Sections 3-202 through 3-213, the stockholders who may wish to dissent from the Sale of Assets and pursue appraisal rights should consult their legal advisors.

        Despite the fact that the stockholders of TWC have appraisal rights in connection with the Sale of Assets, the value stockholders will be entitled to receive under an appraisal procedure will not likely be different from the value they are entitled to receive under the Plan of Liquidation discussed below. The reason for this is that the "value" of a dissenter's shares will be influenced by both the distribution preferences assigned to each class in TWC's Charter, and the financial status of TWC. In this case, TWC's deteriorated financial condition, coupled with the fact that the Charter provides for distribution preferences to Class A Common Stock holders, will cause the Class B and Class C Common Stock to have no real value. Therefore, exercise of appraisal rights would not place these stockholders in any better position than if they approve the Sales of Assets and the Plan of Liquidation.

Proposal 2.    Plan of Liquidation

        The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Plan of Liquidation which is attached hereto as Exhibit "B." Stockholders are urged to read the Plan of Liquidation in its entirety.

        The Plan of Liquidation will become effective (Effective Date) upon its adoption and approval by two-thirds of all the votes entitled to be cast on the matter, which vote will include the holders of the Class A, Class B and Class C Common Stock of TWC voting collectively as a single class. Following the Effective Date, (1) TWC will, as soon as reasonable and practicable, complete the sale of its interests in Arlington Square and its other remaining assets in order to convert them to cash or cash equivalents, (2) TWC will not engage in any business activities except for the purpose of paying, satisfying, and discharging any existing debts and obligations, collecting and distributing TWC's assets, and doing all other acts required to liquidate and wind up TWC's business and affairs, and (3) TWC will dissolve in accordance with the Plan of Liquidation and will file Articles of Dissolution with the State of Maryland.

        After the Sale of Assets, the primary remaining asset of TWC will be its 69% interest in Arlington Square, as described in the "Sale of Assets" section of this Proxy Statement. TWC has begun the process of marketing this interest for sale, but has not yet entered into a definitive agreement with a buyer.

        The Charter of TWC provides as follows in connection with the liquidation of TWC:

  •
  a per share liquidating distribution to each Class A Common Stock holder of record who has not redeemed its shares in an amount equal to the Liquidation Preference (defined below) divided by the number of outstanding Class A shares (the Class A Distribution);

  •
  if any assets remain after the Class A Distribution, a distribution to each of the Class A, Class B, and Class C stockholders in an amount equal to the Stockholder's proportionate interest in the remaining assets of TWC; and

  •
  a distribution of information concerning the sources of the distributions to each stockholder of TWC.

        The Liquidation Preference means the aggregate amount of claims classified in Class 7 under the Second Amended Joint Plan of Reorganization of The Washington Corporation, Carlin Springs Associates Limited Partnership, Second Fair Ridge Associates Limited Partnership and Wilson-Randolph Limited Partnership, filed in the case of In re the Washington Corporation, Case No. 914-4003 SD (Bankr. D. Md.) and confirmed pursuant to section 1129 of title 11 of the United States Code by the United States Bankruptcy Court for the District of Maryland, Rockville Division by order entered July 14, 1992 (Reorganization Plan), reduced by the aggregate amount of dividends and distributions paid to the holders of the Class A Common Stock since July 30, 1992. Claims classified in Class 7 of the Reorganization Plan include all unsecured claims in excess of Five Hundred Dollars ($500) against TWC excluding certain priority claims defined in the Reorganization Plan.

        As of December 31, 2002, the then aggregate amount of Class 7 Claims under the Reorganization Plan was approximately $11,000,000. The aggregate amount of dividends and distributions paid to the Class A Common Stock holders since 1992 is $0. The number of outstanding Class A shares as of December 31, 2002 was 1,640,327.

        The amount of assets available for distribution will be well below the amount of the Liquidation Preference. As a result, the Class A Common Stock holders of TWC will receive all of the distributions upon liquidation, and the Class B and Class C Common Stock holders of TWC will not receive any distributions upon liquidation and dissolution of TWC.

        All of the expenses incurred by TWC in carrying out the Plan of Liquidation will be borne by TWC.

Conflict of Interest

        William N. Demas, the sole director of TWC, owns 7,608 shares of the outstanding Class A Common Stock (approximately .046% of Class A) and 8,982 shares of Class C Common Stock (approximately 19.9% of Class C). As a result of his Class A ownership, he is entitled to receive proceeds in the liquidation of TWC. In addition, Mr. Demas will receive $100,000 from the sale proceeds prior to distribution to stockholders as compensation for his services to TWC. While he approved the Plan of Liquidation as the sole director of TWC and has recommended that you vote in favor of the Plan of Liquidation, Mr. Demas is not eligible to vote any of his shares for the Plan of Liquidation as a stockholder of TWC.

Vote Required; Recommendation

        Approval of the Plan of Liquidation requires the affirmative vote of two-thirds of all the votes entitled to be cast on the matter, which vote will include the holders of the Class A, Class B, and Class C Common Stock of TWC voting collectively as a single class, except the shares owned by the President and sole director of TWC, William N. Demas, and former director and current stockholder, Jonathan C. Kinney. Mr. Demas and Mr. Kinney shall abstain from casting votes for their shares. Approval of the Plan of Liquidation requires the vote of 1,123,503 shares in favor of the proposal out of the 1,685,245 shares eligible to vote.

        TWC's sole director has adopted a resolution which declares that the Plan of Liquidation is advisable and in the best interests of TWC. Accordingly, the sole director recommends that you vote FOR approval of the Plan of Liquidation.

TAX CONSEQUENCES

        The following is only a general summary of the United States Federal income tax consequences of the Plan of Liquidation. Stockholders should consult with their own tax advisers for advice regarding the application of current United States Federal income tax law to their particular situation and with respect to state, local and other tax consequences of the Plan of Liquidation.

        The liquidating distributions received by a stockholder will be treated for Federal income tax purposes as full payment for the stockholder's shares. Thus, a stockholder who is a United States resident or citizen will be taxed only to the extent the amount of the balance of the distribution exceeds his or her basis in such shares; if the amount received is less than his or her basis, the stockholder will realize a loss. The stockholder's gain or loss will be a capital gain or capital loss if such shares are held as capital assets.

        Corporate stockholders should note that there is no preferential Federal income tax rate applicable to capital gains for corporations under the Code. Accordingly, all income recognized by a corporate stockholder pursuant to the liquidation of TWC will be subject to tax at the same Federal income tax rate.

        Under certain provisions of the Code, some stockholders may be subject to a withholding tax on the liquidating distribution. Generally, stockholders subject to backup withholding will be those for whom no taxpayer identification number is on file with TWC or who, to TWC's knowledge, have furnished an incorrect number.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth, as of December 31, 2002, certain information with respect to the beneficial ownership of TWC's Common Stock by (1) each stockholder known by TWC to be the beneficial owner of more than 5% of any class of TWC's voting securities, (2) the officers and directors of TWC, and (3) the directors and officers of TWC as a group.

		Shares Beneficially Owned
Class of Common Stock	Name of Owner	Number of Shares	Percentage of Class(1)
Class A	Kevin E. Foley, Deputy Superintendent of Insurance of the State of New York, as Agent of the Rehabilitator of Executive Life Insurance of New York(2)	410,618	25.0
Class A	AIF II, L.P.(3)	325,242	19.8
Class A	Lion Advisors, L.P.(3)	325,242	19.8
Class A	William N. Demas(4)	7,608	*
Class A	Jonathan C. Kinney(5)	4,564	*
Class C	The Antonelli Creditors Liquidating Trust(6)	18,206	40.1
Class C	Andrea Kinney Greene(7)	4,116	9.1
Class C	David B. Kinney(8)	5,326	11.7
Class C	Jonathan C. Kinney(9)	523	1.2
Class C	David H. Kinney(10)	4,154	9.2
Class C	William N. Demas(4), (11)	8,982	19.9
Classes A & C	Directors and Officers as a Group(12)	16,590	*

*
Less than 1% of outstanding shares of the Class.

1
For purposes of this table, the percentage of shares owned by each stockholder listed is based on the number of Class A Common Stock, Class B Common Stock and Class C Common Stock respectively (New Shares) that have been authorized pursuant to the Reorganization Plan. The authorized New Shares equal the number of New Shares issued and outstanding. Under the Reorganization Plan, stockholders could claim their New Shares until July 30, 1995, after which date TWC would have the right to cancel any and all of the unclaimed New Shares. Because the New Shares have not been registered under the Securities Act of 1933, stockholders are not required to file statements with the SEC under section 13(d) and 13(g) concerning their beneficial ownership of such shares. The information set forth in the table is based principally upon information provided by TWC's transfer agent and the Reorganization Plan.

2
Mr. Foley's address is 123 Williams Street, New York, NY 10038-3889.

3
The address for AIF II, L.P. and Lion Advisors, L.P. c/o Apollo Advisors, L.P. is 1999 Avenue of the Stars, Suite 1050, Los Angeles, CA 90067.

4
The address for William N. Demas is: c/o The Washington Corporation, 4421 Chestnut Street, Bethesda, Maryland 20814-4738.

5
The address for Jonathan C. Kinney is 2000 North 14th Street, Suite 100, Arlington, VA 22201.

6
The address for the trust is the Antonelli Liquidating Trust c/o Bailey Realty Corporation, 1130 Connecticut Avenue, N.W., Washington, DC 20036.

12

7
Andrea Kinney Greene, the sister of Kinney, who was a director of TWC, owns approximately 4,116 shares of Class C Common Stock. In addition, Andrea Kinney Greene, as custodian for her children, holds approximately 132 shares of Class B Common Stock. The address provided to TWC by Andrea Kinney Greene is Route 2, Box 782, Purcellville, VA 22132.

8
This total includes approximately 584 shares of Class C Common Stock over which David B. Kinney has voting and investment powers in his capacity as general partner of K-F Associates, L.C., a Virginia limited liability company. David B. Kinney is the father of Jonathan C. Kinney. The address provided to TWC by David B. Kinney is 754 Walker Road, 2nd Floor, Great Falls, VA 22066.

9
Jonathan C. Kinney resigned as a director of TWC in March of 2002. This total includes eight (8) shares of Class C Common Stock which are held by Mr. Kinney's wife and 146 shares of Class C Common Stock held by Mr. Kinney as a limited partner in K-F Associates, L.C., a Virginia limited liability company.

10
Mr. David H. Kinney is the brother of Jonathan C. Kinney. The address provided to TWC by David H. Kinney is 1056 Manning Street, Great Falls, VA 22066.

11
This total includes 1,340 shares of Class C Common Stock which Mr. Demas owns with his wife in joint tenancy; however, it does not include approximately 440 shares of Class C Common Stock beneficially owned by Mr. Demas' daughter, Edith Demas. In addition, Mr. Demas, as custodian for his children, Amy, James and Sarah Demas, holds 164 shares of Class B Common Stock.

This total includes 7,608 Class A shares and 8,982 Class C shares, all of which are held by William N. Demas.

ADDITIONAL INFORMATION

VOTING AND REVOCATION OF PROXIES

        A form of proxy card for your use at the Meeting accompanies this Proxy Statement. The proxy card contains instructions for the authorization of proxies by internet or telephone. All properly given proxies that are received prior to or at the Meeting and not revoked will be voted at the Meeting in the manner specified. If you give a proxy and do not specify otherwise, the shares represented by your proxy will be voted "FOR" approval of the Sale of Assets and the Plan of Liquidation in accordance with the recommendation of TWC's sole director.

        If you have given a proxy in response to this solicitation, you may nonetheless revoke it by attending the Meeting and giving oral notice of your intention to vote in person. In addition, you may revoke any proxy you give at any time before the Meeting by delivering to TWC's Corporate Secretary a written statement revoking it or by delivering a duly executed proxy bearing a later date. If you have given a proxy to TWC, your attendance at the Meeting will not in and of itself constitute a revocation of your proxy. If you do not give your proxy or do not instruct your broker to vote your shares or if you abstain from voting, it will have the same effect as a vote against the proposals.

SOLICITATION OF PROXIES

        TWC will bear the cost of the solicitation of proxies. TWC will solicit proxies initially by mail. Further solicitation may be made by TWC's directors, officers and employees personally, by telephone or otherwise, but they will not be specifically compensated for these services. Upon request, we will reimburse brokers, dealers, banks or similar entities acting as nominees for their reasonable expenses incurred in forwarding copies of the proxy materials to the beneficial owners of the shares of TWC's Common Stock they hold of record. We have retained ADP Investor Communication Services to coordinate the solicitation of proxies for a fee of $3,000, plus reasonable out-of-pocket expenses estimated to be approximately $1,000.

OTHER MATTERS

        TWC does not know of any matters other than those described in this Proxy Statement which may come before the Meeting. If any other matters are properly presented to the Meeting for action, TWC intends that the person named in the enclosed form of proxy card will vote in accordance with his best judgment. These matters may include an adjournment or postponement of the Meeting from time to time if TWC's board so determines. If any adjournment or postponement is made, TWC may solicit additional proxies during the adjournment period.

        Your vote is important. Please return your marked proxy card promptly so your shares can be represented, even if you plan to attend the Meeting in person.

WHERE YOU CAN FIND MORE INFORMATION

        As required by law, we file reports, proxy statements and other information with the SEC. You may read and copy this information at the following office of the SEC:

    Public Reference Room
    450 Fifth Street, N.W.
    Room 1024
    Washington, DC 20549

        For further information concerning the SEC's public reference rooms, you may call the SEC at 1-800-SEC-0330. You may obtain copies of this information by mail from the public reference section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, DC 20549, at prescribed rates. You may also access some of this information via the World Wide Web through the SEC's internet address at http://www.sec.gov.

EXHIBIT A

REAL ESTATE PURCHASE AGREEMENT

        THIS REAL ESTATE PURCHASE AGREEMENT (this "Agreement") is made and entered into as of the    day of April, 2003 (the "Effective Date") by and between THE WASHINGTON CORPORATION, a Maryland corporation ("Seller"), and K-F ASSOCIATES, L.C., a Virginia limited liability company ("Purchaser").

W I T N E S S E T H:

WHEREAS, Seller is the owner of certain real property and personal property more particularly described in Exhibits A-F attached hereto and made part hereof:

A.    16.64431 acres located in River Oaks, Prince William County, Virginia (the "Four Year Trail Property"). The property description is attached hereto and incorporated herein as Exhibit A.

B.    Lots 4 and 5, containing 31.45 acres, more or less, located in Ripley, Charles County, Maryland, Lot 8B, containing 3.332 acres, more or less, Ripley, Charles County, Maryland, the unnumbered lot know as the "Barton Property" containing 7 acres, more or less, on Bumpy Oak Road, Ripley, Charles County, Maryland and Lot 10B containing 6.931 acres, more or less, located in Ripley, Charles County, Maryland and including all right, title and interest in the first right of refusal for purchase of Lot 8A, which option expires on November 17, 2008 (Lot 8A containing 2 acres, more or less, located in Ripley, Charles County, Maryland) (collectively, the "Charles County Property"). The property description is attached hereto and incorporated herein as Exhibit B.

C.    7.301 acres, more or less, located in the Township of Whitemarsh, County of Montgomery and Commonwealth of Pennsylvania (the "Whitemarsh Property"). The property description is attached hereto and incorporated herein as Exhibit C.

D.    Lots One (1) through Eight (8), inclusive, Section One (1), PORT-O-DUMFRIES, Prince William County, Virginia (the "Port-O-Dumfries Property"). The property description is attached hereto and incorporated herein as Exhibit D.

E.    Part of Lot 2, Benjamin Paine subdivision in the Robert Temple 200 acres survey, containing 38.98 acres, more or less, located in Shelby County, Tennessee and Part of Lot 2, Benjamin Paine subdivision, Section 1, Range 7, located in Shelby County, Tennessee (together, the "Shelby Property"). The property description is attached hereto and incorporated herein as Exhibit E.

F.    Five percent (5%) limited partnership interest in Arlington Square Associates, Limited Partnership (the "Arlington Square Assignment"), more particularly described in Exhibit F attached hereto.

The properties set out in Exhibits A-F are collectively referred to as the "Properties."

WHEREAS, Purchaser desires to purchase the Properties from Seller and Seller desires to sell and transfer the same to Purchaser.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements herein contained and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.    PROPERTY TO BE SOLD. Purchaser agrees to buy and Seller agrees to sell and convey the Properties for and in consideration of the Purchase Price (as defined in Paragraph 2 hereof) and upon the terms and conditions set forth herein. The parties hereto, however, agree that, any of the Properties are owned by separate wholly-owned subsidiaries of The Washington Corporation, and which subsidiaries are single purpose entities that hold each of those properties, respectively, as their sole asset, Purchaser shall have the option, in lieu of purchasing the property(ies), to purchase the entire ownership interest in the entity owning the Property.

2.    PURCHASE PRICE. The purchase price for the Properties shall be ONE MILLION DOLLARS ($1,000,000.00), which sum shall be adjusted for closing or other adjustments as herein provided (the "Purchase Price"). The Purchase Price shall be payable at Closing (as defined in Paragraph 9 hereof) by certified check or wire transfer of immediately available funds.

3.    CONTINGENCY. Seller and Purchaser acknowledge and agree that this Agreement is contingent upon the approval of Seller's shareholders. As soon as reasonably practicable after the Effective Date, Seller shall solicit the approval of its shareholders through an affirmative vote, and shall promptly thereafter advise Purchaser of the shareholder's approval or disapproval of this Agreement.

4.    FEASIBILITY PERIOD. Purchaser shall have a period of forty-five (45) days ("Feasibility Period") from the date of execution of this Agreement by both Purchaser and Seller in which to complete its investigation of title of the Properties. If, in the sole opinion of the Purchaser, any of the Properties are determined to be not suitable for purchase because of material title defects, then provided that Purchaser delivers a written notice of termination to Seller prior to the expiration of the Feasibility Period, the Earnest Money (hereinafter defined) shall be refunded to Purchaser in full and there shall be no further obligation to any party involved. If Purchaser does not terminate this Agreement, the Earnest Money shall thereafter be non-refundable to Purchaser, except in the event of an uncured default by Seller under this Agreement as provided herein.

5.    EARNEST MONEY. Simultaneous with the execution of this Agreement, Purchaser shall deliver to WALKER TITLE AND ESCROW COMPANY located at 11781 Lee Jackson Memorial Highway, Suite 300, Fairfax, Virginia 22033 ("Escrow Agent") the sum of FIFTY THOUSAND DOLLARS ($50,000.00)(the "Earnest Money"), to be held in accordance with the terms hereof.

6.    REPRESENTATIONS AND WARRANTIES OF SELLER.

          a.    Ownership of Properties. Seller (or a subsidiary corporation or subsidiary partnership under the exclusive control of Seller) is the sole and exclusive owner of the Properties. All required approvals and authorizations necessary for the execution of this Agreement, the Deed (hereinafter defined) and all other aspects of Closing have been or will be duly obtained prior to Closing. Seller specifically represents that a majority in interest of the stockholders of The Washington Corporation will have approved the sale of the Properties prior to Closing.

          b.    Conveyance of Quiet Title. There is no action, suit, proceeding or investigation pending or to Seller's knowledge, threatened, before any agency, court of other governmental authority, which relates to the Seller or the ownership, maintenance, or operation of the Properties. There is no condemnation or eminent domain proceeding affecting the Properties or any portion thereof currently pending nor to Seller's knowledge is any such proceeding threatened. Seller has received no notice of any failure of the Seller to comply with any applicable governmental requirements in respect to the use, occupation, and including but not limited to environmental, zoning and other land use requirements which have been heretofore corrected to the satisfaction of the appropriate governmental authority, and Seller has received no notice of and has no knowledge of any violations or investigations relating to any such governmental requirement. Seller has received no notice of any default or breach by the Seller under any covenants, conditions, restrictions, rights-of-way, or easements, which may affect the Seller in respect to the Properties, or any portion thereof, and no such default or breach now exists under any covenants. To the Seller's knowledge, title to the Properties are good and marketable and fully insurable. Seller shall correct any defects to title identified by Purchaser's title report and disclosed to Seller during the Feasibility Period which can be corrected prior to Closing at no expense to Seller.

          c.    Seller's representations, warranties and covenants shall be true and correct in all material respects in the same manner and with the same effect as though such representations, warranties and covenants had been made on and as of the Closing and Seller shall certify in writing at Closing that each of such representation, warranty and covenant is true, correct and complete in all material respects, which certification shall be a condition precedent to Purchaser's Closing. All representations and warranties of Seller as set forth in subparagraphs 6.a, b and c hereof shall survive Closing for a period of two (2) months.

7.    PURCHASER'S REPRESENTATIONS AND WARRANTIES. For purposes of inducing Seller to enter into this Agreement and to close the transaction contemplated hereby, Purchaser makes the following representations and warranties to Seller as of the Effective Date of this Agreement, the date of Closing and all times in between. All representations and warranties set forth in this Paragraph 7 shall survive the Closing of the transaction contemplated hereby for a period of two (2) months. Purchaser agrees to indemnify and hold Seller harmless from any loss or damage incurred by Seller arising out of the material untruth, incorrectness or incompleteness of any of Purchaser's representations and warranties set forth herein.

          a.    Authority. Purchaser has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the party executing this Agreement on behalf of Purchaser has full right title and authority to so execute and deliver this Agreement and to execute and deliver any and all other documents required to consummate the transactions contemplated herein.

          b.    Existence. Purchaser is a duly formed and validly existing Virginia limited liability company in good standing under the laws of the Commonwealth of Virginia.

8.    AS-IS. To the maximum extent permitted by applicable law and except for Seller's express representations and warranties contained in this Agreement and in the documents of conveyance and assignment to be delivered at the Closing ("Seller's Warranties"), this sale is made and will be made without representation or warranty of any kind (whether express, implied, or, to the maximum extent permitted by applicable law) by Seller. As a material part of the consideration of this Agreement, Purchaser agrees to accept the Properties on an "AS IS" and "WHERE IS" basis, with all faults and any and all latent and patent defects, and without any representation or warranty, all of which Seller hereby disclaims, except for Seller's Warranties. Except for Seller's Warranties, no warranty or representation is made by Seller as to (a) fitness for any particular purpose, (b) merchantability, (c) design, (d) quality, (e) condition, (f) operation or income, (g) compliance with drawings or specifications, (h) absence of defects, (i) absence of hazardous or toxic substances, (j) absence of faults, (k) flooding, or (1) compliance with laws and regulations including, without limitation, those relating to health, safety and the environment. Purchaser acknowledges that Purchaser has entered into this Agreement with the intention of making and relying upon Seller's Warranties and Purchaser's own investigation of the physical, title, environmental, economic use, compliance, and legal condition of the Properties and that, except as otherwise provided in this Agreement, Purchaser is not now relying, and will not later rely, upon any representations and warranties made by Seller or anyone acting or claiming to act, by, through or under or on Seller's behalf concerning the Properties. The provisions of this Paragraph 8 shall survive indefinitely the Closing or termination of this Agreement and shall not be merged into the closing documents.

9.    CLOSING. The purchase and sale contemplated herein shall be consummated at the "Closing" which shall take place within thirty (30) days after the removal of the contingencies set forth in Paragraphs 3 and 4, above (the "Closing Date"). The Closing shall take place at the offices of the Escrow Agent, or such other location as may be mutually agreed upon by Seller and Purchaser.

10.    SELLER'S AND PURCHASER'S DELIVERIES.

          a.    Seller shall execute, acknowledge and deliver to Purchaser at the Closing the following documents, dated as of the Closing Date:

          (i)    Deed. A special warranty deed, conveying title to each of the Properties.

          (ii)    Assignment. As to the transfer of the Five Percent (5%) limited partnership interest in Arlington Square, an assignment of the partnership interest ("Assignment") to Purchaser with appropriate lender approvals to the Assignment, if required;

          (iii)    Other Documents. Such other items and instruments as shall be customarily required by the Escrow Agent in connection with the issuance of its title insurance policy (including customary Seller's or owner's affidavits and indemnities), the Assignment and such other items as shall be customarily required by the Escrow Agent.

          b.    Purchaser shall deliver to Seller at Closing the Purchaser Price by certified check or wired funds.

          c.    Possession of the Properties shall be delivered to Purchaser at Closing.

11.    CLOSING COSTS; PRORATIONS AND ADJUSTMENTS. Except as otherwise expressly provided herein, Seller shall be responsible for the cost of the preparation of the Deed for each Property, the Assignment, one-half of all recording costs and recording taxes; Purchaser shall be responsible for the title insurance premiums, for all title insurance policies, one-half of all recording costs and recording taxes as to each property, and the cost of any inspections and/or surveys, environmental and engineering and other customary charges and costs of closing customarily paid by purchasers. Except as otherwise provided herein, each party shall be responsible for its own attorneys' fees. Real estate taxes shall be apportioned as of the Closing Date. All other charges and fees customarily prorated and adjusted in similar transactions, including, but not limited to, rent, association fees, utilities, service contracts, etc., shall be prorated as of the Closing Date.

12.    RISK OF LOSS. The risk of loss or damage to all or any part of the Properties by fire or other casualty until the Date of Closing shall be borne by Seller.

13.    BROKERAGE COMMISSION. Seller and Purchaser represent and warrant to each other that no brokerage fee or real estate commission is or shall be due or owing in connection with this transaction.

14.    DEFAULT PROVISIONS; REMEDIES.

          a.    Purchaser's Default. Except for any breaches waived in writing by Seller, if Purchaser fails to consummate the purchase and sale when required to do so pursuant to the provisions hereto, then the Escrow Agent, upon notice from Seller with copies sent to Purchaser, shall deliver the Earnest Money to Seller as the exclusive and sole right and remedy of Seller, whereupon this Agreement shall terminate and neither party shall have any further obligations to the other party hereunder.

          b.    Seller's Default. If Seller shall default in any material respect in the performance of any of its obligations and/or covenants under this Agreement or under any document, instrument or agreement delivered in connection herewith or therewith, or if any representation or warranty of Seller contained in this Agreement or in any document, instrument or agreement delivered in connection herewith shall not have been true and correct in all material respects as of the effective date of such representation or warranty, then Purchaser, at Purchaser's option, may either (i) waive said default and purchase the Properties pursuant to terms and conditions of this Agreement, or (ii) obtain specific performance of Seller's obligation hereunder, or (iii) declare the contact null and void and have the Earnest Money returned in full to Purchaser.

          c.    Attorney's fees. In any proceeding involving a dispute between the Purchaser, the Seller, arising out of or relating to this Agreement, the substantially prevailing party shall be entitled to receive from the other party reasonable attorneys' fees.

15.    MISCELLANEOUS PROVISIONS.

          a.    Governing Law. This Agreement shall be governed by and construed under the laws of the Commonwealth of Virginia.

          b.    Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart, but it shall be sufficient that the signature of, or on behalf of, each party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereof.

          c.    Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be personally delivered or mailed by first-class registered or certified mail, return receipt requested, postage prepaid or delivered by commercial courier, against receipt, to the addresses indicated below:

(i)	if to Purchaser:
		mail:	K-F Associates, L.C. c/o David B. Kinney, Manager P.O. Box 559 Great Falls, Virginia 22066-0559
		Delivery:	K-F Associates, L.C. c/o David B. Kinney, Manager 754 Walker Road, 2nd Floor Great Falls, Virginia 22066
(ii)		if to Seller:	William N. Demas The Washington Corporation 4550 Montgomery Avenue, Suite 220 North Bethesda, Maryland 20814
(iii)	if to Escrow Agent:		Walker Title and Escrow Company 11781 Lee Jackson Memorial Highway Suite 300 Fairfax, Virginia 22033

Such notice shall be deemed given on the date of receipt by the addressee or the date receipt would have been effectuated if delivery were not refused.

          d.    Completeness and Modification. This Agreement constitutes the entire agreement between the parties hereto with respect to the transactions contemplated herein, and it supersedes all prior discussions, understandings or agreements between the parties. This Agreement shall not be modified or amended except by an instrument in writing signed by or on behalf of the parties.

          e.    Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No person or entity other than the parties hereto is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto or their respective successors and assigns as permitted hereunder.

          f.    Confidentiality. Prior to Closing, neither Purchaser, Seller nor Escrow Agent shall make, authorize, consent to or confirm any public disclosure of the transaction evidenced hereby, without the prior written consent of Purchaser and Seller, except to such parties as may be required in connection with the performance of the obligations or the exercise of the rights of the parties hereunder. Notwithstanding the foregoing, Purchaser and its affiliates shall have the right to disclose any information regarding the transaction contemplated by this Agreement required by law or as determined to be necessary or appropriate by attorneys for each such entity to satisfy the disclosure and reporting obligations (including, without limitation, to the Securities Exchange Commission) of each such entity.

          g.    Parties. This Agreement and the rights and obligations hereunder shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, administrators, successors and assigns. Purchaser shall not assign this Agreement without Seller's prior written consent to be granted or withheld in Seller's sole discretion; provided, however, that Seller's consent shall not be required for any assignment by Purchaser of its rights and obligations under this Agreement to any entity that is an affiliate or subsidiary of Purchaser, or that is otherwise owned or controlled by Purchaser. Any assignment or attempted assignment of this Agreement or the rights and obligations hereunder other than strictly in accordance with the provisions of this Paragraph 15.g shall be null and void and of no force or effect Paragraph 15.g shall not release any of the parties hereto from any liabilities or obligations hereunder.

          h.    Time of the Essence. Time is of the essence of this Agreement and all terms and provisions hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

PURCHASER:
K-F ASSOCIATES, L.C., a Virginia limited liability company
By:	David B. Kinney, Manager
Date of Execution:
SELLER:
THE WASHINGTON CORPORATION, a Maryland corporation
By:	William N. Demas, President
Date of Execution:

EXHIBIT A

PROPERTY DESCRIPTION
FOUR YEAR TRAIL PROPERTY

PROPERTY DESCRIPTION
OF
PARCEL E
BEING A DIVISION OF
THE PROPERTY OF L & N LAND CORP.
DUMFRIES DISTRICT
PRINCE WILLIAM COUNTY, VIRGINIA

        BEGINNING at an iron pipe found, at the southernmost corner of the tract herein described, said point being on the westerly variable width right-of-way line of the Jefferson-Davis Highway, Route #1 and a corner to Myron Lyman, Sr. and Jacqueline M. Lyman;

        THENCE departing said westerly variable width right-of-way line of Jefferson-Davis Highway, Route #1 and running with said Myron Lyman, Sr. and Jacqueline M. Lyman North 50° 18' 25" West 1055.23 feet to an iron pipe found, said point being on the line of Parcel A, L & N Land Corp.;

        THENCE departing said Myron Lyman, Sr. and Jacqueline M. Lyman and running with said Parcel A, L & N Land Corp. North 29° 51' 31" East 636.00 feet to an iron pipe set, said point being on the line of the County School Board of Prince William County, Virginia;

        THENCE departing said Parcel A, L & N Land Corp. and running with said County School Board of Prince William County, Virginia South 55° 43' 44" East 1069.44 feet to an iron pipe found, said point being on the aforementioned westerly variable width right-of-way line of Jefferson-Davis Highway, Route #1;

        THENCE departing said County School Board of Prince William County, Virginia and running with said westerly variable width right-of-way line of Jefferson-Davis Highway, Route #1 the following courses and distances:

        South 34° 16' 16" West 300.00 feet to an iron pipe found;

        South 55° 43' 44" East 30.00 feet to an iron pipe found;

        South 34° 16' 16" West 433.82 feet

to the POINT OF BEGINNING and containing 16.64431 acres, more or less.

EXHIBIT B

PROPERTY DESCRIPTION
CHARLES COUNTY PROPERTY

        Lot One (1), containing 1.3998 acres, more or less, north of Hawthorne Road, Chaconas Subdivision, among the land records of Charles County, Maryland in Liber 1297, folio 64 and having an address of 6790 Hawthorne Road, La Plata, Maryland.

        Out Lot Two (2), containing 1.4128 acres, more or less, north side of Hawthorne Road, Chaconas Subdivision, among the land records of Charles County, Maryland in Liber 1296, folio 64 and having an address of 6780 Hawthorne Road, La Plata, Maryland.

        Lot three (3) containing 1.9423 acres, more or less, north side of Hawthorne Road, Chaconas Subdivision, among the land records of Charles County, Maryland in Liber 1297, folio 64 and having an address of 6770 Hawthorne Road, La Plata, Maryland.

        Lot three (3) containing 6.565 acres, more or less, as shown on plat entitled "Boundary Survey, Lot 3, Fitch Subdivision," duly recorded among the Plat Records of Charles County, Maryland in Plat Book No. 38, folio 140.

        Lots Four (4) and Five (5) containing 30.7734 acres, more or less, and part of a subdivision known as Resubdivision of Ripley, as per Plat Book B.B. No. 4, at Folio 91, one of the Land Records of Charles County, Maryland and also shown in Liber 1297, folio 64.

        Lot 8B, containing 3.332 acres, more or less, as shown on plat entitled "Lots 8A and 8B and Lots A and 10B, Ripley," duly recorded among the Plat Records of Charles County, Maryland in Plat Book 38, folio 255.

        Lot 10B, containing 6.931 acres, more or less, as shown on plat entitled "Lots 8A and 8B and Lots 10A and 10B, Ripley," duly recorded among the Plat Records of Charles County, Maryland in Plat Book 38, folio 255.

        Together, with the buildings and improvements thereon erected, made or being, and all and every, the rights, alleys, ways, waters, privileges, appurtenances and advantages to the same belonging or in any wise appertaining and First Right of Refusal on Lot 8A, if the same still exists.

EXHIBIT C

PROPERTY DESCRIPTION
WHITEMARSH PROPERTY

7.30 Acres, Township of Whitemarsh
Montgomery County, Pennsylvania

        All that certain tract or parcel of land with buildings and improvements thereon erected situate in the Township of Whitemarsh, County of Montgomery and State of Pennsylvania and described according to a subdivision plan of property of Rochester Airport Inn, Inc., 700 Monticello Avenue, Norfolk, Virginia by C. Raymond Woir Associates, Inc., Civil Engineers and Surveyors, Ambler, Pennsylvania, dated February 5, 1974 and last revised March 15, 1974, as follows:

        From a point, said point being an existing iron pin located along the southwestern side of the property, and being a common property corner of lands now of late of the North Pennsylvania Railroad Company and being the point and plat of BEGINNING

        From said point of BEGINNING, North 35° 27' 00" East a distance of 50.08 feet to a point, said point being an existing iron pin. Thence, North 57° 51' 40" West a distance of 385.35 feet to a point, said point being a common property corner of lands now or of late Station Square Partners, L.P. Thence, along said land, North 15° 14' 08" East a distance of 217.81 feet to a point. Thence, North 34° 20' 50" East a distance of 50.10 feet to a point. Thence, North 34° 12' 00" East a distance of 206.15 feet to a point, said point being located along an existing 60 foot wide right-of-way for Pennsylvania Avenue. Thence, along said right-of-way, South 55° 37' 30" East a distance of 110.50 feet to a point. Thence, leaving said right-of-way, South 34° 17' 00" West a distance of 199.74 feet to a point, said point being a common property corner of lands now or of late of I. Pokras Investment Company. Thence, along said lands, South 58° 51' 30" East a distance of 229.5 feet to a point. Thence, North 34° 17' 00" East a distance of 187.00 feet to a point, said point located along an existing 60 foot right-of-way for Pennsylvania Avenue and being a common property corner of lands now or of later of Mark Teichman and Howard Russack. Thence, along said right-of-way, South 55° 37' 30" East a distance of 495.56 feet to a point, said point being a common property corner of lands now or of late of Rosalind L. Spadek. Thence, leaving said right-of-way and along said lands, South 35° 17' 00" West a distance of 283.21 feet to a point. Thence North 57° 48' 00" West a distance of 110.16 feet to a point. Thence, South 35° 17' 00" West of a distance of 200.00 feet to a point said point being located along lands now or of late of The North Pennsylvania Railroad Company. Thence, along said lands, North 57° 48' 00" West a distance of 261.78 feet to a point being the point and place of BEGINNING. Containing 7.301 acres to be more or less.

EXHIBIT D

PROPERTY DESCRIPTION
PORT-O-DUMFRIES PROPERTY

Lots 1-8, Inclusive, Section One, Port-O-Dumfries
Prince William County, Virginia

        Lots One (1) through Eight (8), inclusive, Section One (1), PORT-O-DUMFRIES, as the same is duly dedicated, platted and recorded in Deed Book 661, at Page 114, among the Land Records of Prince William County, Virginia.

        Also known as 375, 3752, 3754, 3756, 3758, 3760, 3762, 3762 Scotsman Cove, Woodbridge, Virginia.

EXHIBIT E

PROPERTY DESCRIPTION
SHELBY PROPERTY

Parcel I

        Part of Lot 2 of the Benjamin Paine Subdivision in the Robert Temple 200 acre survey more particularly described as follows:

        Beginning at a point, said point being 34.47 feet easterly from the centerline intersection of U. S. Highway #78 with the centerline of Winchester Road as measured along the centerline of said Winchester Road, said point also being in the east line of the Desloge Subdivision as recorded in Plat Book 12, Page 12; thence N 3° 30' 32" W along said east line of the Desloge Subdivision 2414.35 feet to a point, said point being the southwest corner of Knightwoods Subdivision Section "E" as recorded in Plat Book 31, Page 46; thence S 66° 58' 59" E, along the south line of said Knightwoods Subdivision 961.12 feet to a point, said point being in the west line of Developments Limited Property as described in G5-9810 in the Shelby County Register's Office; thence S 3° 27' 36" E, along said west line of Developments Limited Property 1518.31 feet to a point, said point being the northeast corner of the Robert Watkins Property as described in Book 4741, Page 239 in the Shelby County Register's Office; thence S 86° 05' 05" W along the north line of said Robert Watkins Property, 100 feet to the north-west corner of said property; thence S 3° 27' 37" E, along the west line of said Watkins Property 435.71 feet to a point in the north line of Winchester Road (50'); thence S 86° 05' 05" W, along said north line of Winchester Road, 200.0 feet to a point, said point being in the east line of the Everlena Holmes property as recorded in Book 3304, Page 230, in the Shelby County Register's Office; then N 27' 37" W, along said Holmes east property line 435.71 feet to the northeast corner of said property, thence S 86° 05' 05" W, along the north line of said property, 300.0 feet to the northwest corner of said property; thence S 3° 27' 37" E, along the west line of said Holmes pro-party, 460.72 feet to a point in the centerline of Winchester Road; thence S 86° 05; 05" W, along the centerline of Winchester Road 258.29 feet to the point of beginning and containing 38.98 acres.

PARCELL II

        Part of Lot 2 of the Benjamin Payne Subdivision in Section 1, Range 7, Shelby County, Tennessee, and being more particularly described as follows:

        Beginning at a point in the North R.O.W. Line of Winchester Road (50' R.W.W.) a called distance of 300.0' West of the East line of Lot 2 of the Benjamin Payne Subdivision; thence S 86° 05' 05" W along said northerly R.O.W. line of Winchester Road 300.0 to a point; thence N 3° 27' 37" W 435.71' to a point; thence N 86° 05' 05" E 300.0' to a point; thence S 03° 27' 37" E 435.71' to the point of beginning and containing 3.00 acres.

        Less and except the following parcel which was released by Instrument No. H8 9229 in said Register's Office and more particularly described as follows:

        Property located in Shelby County, Tennessee, to-wit:

        Beginning at a point in the centerline of Winchester Road, 34.47 feet east of the centerline of U.S. Hwy. #78; thence N 86° 05' 04" E, along the centerline of Winchester 258.29 feet; thence N 3° 27' 37" W, 25.0 feet; thence N 86° 05' 05" E along the north line of Winchester Road 500.0 feet to a point; thence N 3° 27' 37" W, 435.71 feet; thence N 11° 55' 36" W, 340.98 feet; thence N 36° 49' 34" W, 147.27 feet; thence N 79° 07' W, 200.34 feet; thence N 15° 26' 10" W, 134.93 feet; thence N 46° 08' 24" E, 61.72 feet; thence N 3° 27' 36" W, 68.00 feet; thence N 75° 33' 29" W, 152.90 feet; thence S 86° 05' 05" W, 305.36 feet to the east line of Desloge Subdivision; thence S 3° 30' 32" E, 1260.0 feet to the point of beginning.

EXHIBIT B

THE WASHINGTON CORPORATION
PLAN OF LIQUIDATION AND DISSOLUTION

        The following Plan of Liquidation and Dissolution (Plan of Liquidation) of The Washington Corporation (TWC), a corporation organized and existing under the laws of the State of Maryland, is intended to accomplish the complete liquidation and dissolution of TWC in conformity with the provisions of TWC's Charter dated July 30, 1992, as amended from time to time (Charter), and under Maryland law.

        WHEREAS, the sole Director of TWC has deemed that it is advisable and in the best interests of TWC and its Stockholders to liquidate and to dissolve TWC and executed a Written Consent of the Sole Director in Lieu of a Meeting dated April 27, 2003 approving and recommending the liquidation and dissolution of TWC pursuant to this Plan of Liquidation;

        NOW, THEREFORE, the liquidation and dissolution of TWC shall be carried out in the manner hereinafter set forth:

1.     EFFECTIVE DATE OF PLAN OF LIQUIDATION.

        This Plan of Liquidation shall be and become effective only upon the adoption and approval of the Plan of Liquidation at a special meeting of the stockholders of TWC (Meeting) called for the purpose of voting upon the Plan of Liquidation. Approval of the Plan of Liquidation requires the affirmative vote of two-thirds of all votes entitled to be cast on the matter. The date of such adoption and approval of the Plan of Liquidation by Stockholders is hereinafter called the "Effective Date."

2.     DISSOLUTION.

        As promptly as practicable after the Effective Date, consistent with the provisions of this Plan of Liquidation, TWC shall be liquidated and dissolved pursuant to applicable provisions of Maryland law.

3.     CESSATION OF BUSINESS.

        After the Effective Date, TWC shall not engage in any business activities except for the purpose of winding up its business and affairs, preserving the value of its assets and distributing its assets to Stockholders in accordance with the provisions of this Plan of Liquidation after the payment to (or reservation of assets for payment to) all creditors of TWC.

4.     LIQUIDATION OF ASSETS.

        TWC shall cause the liquidation of its assets to cash form as soon as is practicable consistent with the terms of the Plan of Liquidation. TWC's primary asset will be its 69% interest in Arlington Square Limited Partnership (ASLP). TWC shall enter into an agreement to sell its interest in ASLP and then sell any remaining assets.

5.     PAYMENT OF DEBTS.

        As soon as practicable after the Effective Date, TWC shall determine and pay (or reserve sufficient amounts to pay) the amount of all known or reasonably ascertainable liabilities of TWC incurred or expected to be incurred prior to the date of the liquidating distribution provided in Section 6 below.

B-1

6.     LIQUIDATING DISTRIBUTION.

        Upon payment of its liabilities and sale of its remaining assets, TWC will make (i) a per share liquidating distribution to each Class A Common Stock holder of record who has not redeemed its shares in an amount equal to the Liquidation Preference (defined below) divided by the number of outstanding Class A shares (Class A Distribution); (ii) if any assets remain after the Class A Distribution, a distribution to each of the Class A, Class B, and Class C stockholders in an amount equal to the Stockholder's proportionate interest in the remaining assets of TWC; and (iii) a distribution of information concerning the sources of the distributions to each stockholder of TWC. The Liquidation Preference means the aggregate amount of claims classified in Class 7 under the Second Amended Joint Plan of Reorganization of The Washington Corporation, Carlin Springs Associates Limited Partnership, Second Fair Ridge Associates Limited Partnership and Wilson-Randolph Limited Partnership, filed in the case of In re the Washington Corporation, Case No. 914-4003 SD (Bankr. D. Md.) and confirmed pursuant to section 1129 of title 11 of the United States Code by the United States Bankruptcy Court for the District of Maryland, Rockville Division by order entered July 14, 1992 (Reorganization Plan), reduced by the aggregate amount of dividends and distributions paid to the holders of the Class A Common Stock since July 30, 1992. Claims classified in Class 7 of the Reorganization Plan include all unsecured claims in excess of Five Hundred Dollars ($500) against TWC excluding certain priority claims defined in the Reorganization Plan.

        As of December 31, 2002, the then aggregate amount of Class 7 Claims under the Reorganization Plan was approximately $11,000,000. The aggregate amount of dividends and distributions paid to the Class A Common Stock holders since 1992 is $0. The number of outstanding Class A shares as of December 31, 2002 was 1,640,327.

        The amount of assets available for distribution will be well below the amount of the Liquidation Preference. As a result, the Class A Common Stock holders of TWC will receive all of the distributions upon liquidation, and the Class B and Class C Common Stock holders of TWC will not receive any distributions upon liquidation and dissolution of TWC.

7.     EXPENSES OF LIQUIDATION AND DISSOLUTION.

        All expenses incurred by or allocable to TWC in carrying out this Plan of Liquidation and dissolving TWC shall be borne by TWC.

8.     POWER OF THE BOARD OF DIRECTORS.

        The Board and, subject to the general direction of the Board, the officers of TWC, shall have authority to do or authorize any and all acts and things as provided for in this Plan of Liquidation and any and all such further acts and things as they may consider necessary or desirable to carry out the purposes of this Plan of Liquidation, including without limitation, the execution and filing of all certificates, documents, information returns, tax returns, forms, and other papers which may be necessary or appropriate to implement this Plan of Liquidation or which may be required by the Securities Act of 1933, as amended, and applicable Maryland law. The death, resignation or other disability of any Director or any officer of TWC shall not impair the authority of the surviving or remaining Directors or officers to exercise any of the powers provided for in this Plan of Liquidation.

9.     AMENDMENT OF THE PLAN OF LIQUIDATION.

        The Board shall have the authority to authorize such variations from or amendments to the provisions of this Plan of Liquidation (other than the terms of the liquidating distribution) as may be necessary or appropriate to effect the dissolution, complete liquidation and termination of existence of TWC, and the distribution of assets to Stockholders in accordance with the purposes intended to be accomplished by this Plan of Liquidation.

B-2

PROXY CARD
THE WASHINGTON CORPORATION

        I (we) acknowledge receipt of a copy of the Notice of Stockholders Meeting and Proxy Statement. I (we) appoint William N. Demas, President of TWC, to be my (our) proxy and attorney with full power of substitution and revocation to vote my (our) The Washington Corporation shares at the special meeting of stockholders to be held on June 27, 2003 (and at any adjournments of that meeting) as specified below, and in accordance with his best judgment on any other business that may properly come before the meeting.

THIS PROXY RELATES TO A SOLICITATION BY THE BOARD OF DIRECTORS.

1.
To approve the Sale of Assets (as defined in the Proxy Statement):

  For ☐        or Against ☐        or Abstain ☐

2.
To approve the Plan of Liquidation and Dissolution:

  For ☐        or Against ☐        or Abstain ☐

Dated:	, 2003	Signature of Stockholder(s)

PLEASE SIGN YOUR NAME AS IT APPEARS ON THE BACK OF THIS FORM. IF SIGNING FOR AN ESTATE, TRUST OR CORPORATION, STATE YOUR TITLE OR CAPACITY. IF JOINT OWNERS, EACH SHOULD SIGN. YOUR SHARES WILL BE VOTED IN ACCORDANCE WITH YOUR DIRECTIONS.

PLEASE RETURN THIS PROXY CARD IN THE ENVELOPE PROVIDED.

QuickLinks

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS
INTRODUCTION
BACKGROUND
PROPOSALS YOU MAY VOTE ON
TAX CONSEQUENCES
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
ADDITIONAL INFORMATION
EXHIBIT A REAL ESTATE PURCHASE AGREEMENT
EXHIBIT A PROPERTY DESCRIPTION FOUR YEAR TRAIL PROPERTY PROPERTY DESCRIPTION OF PARCEL E BEING A DIVISION OF THE PROPERTY OF L & N LAND CORP. DUMFRIES DISTRICT PRINCE WILLIAM COUNTY, VIRGINIA
EXHIBIT B PROPERTY DESCRIPTION CHARLES COUNTY PROPERTY
EXHIBIT C PROPERTY DESCRIPTION WHITEMARSH PROPERTY 7.30 Acres, Township of Whitemarsh Montgomery County, Pennsylvania
EXHIBIT D PROPERTY DESCRIPTION PORT-O-DUMFRIES PROPERTY
EXHIBIT E PROPERTY DESCRIPTION SHELBY PROPERTY
EXHIBIT B THE WASHINGTON CORPORATION PLAN OF LIQUIDATION AND DISSOLUTION
PROXY CARD THE WASHINGTON CORPORATION
THIS PROXY RELATES TO A SOLICITATION BY THE BOARD OF DIRECTORS.